CERTIFICATE OF CORRECTION
                      (PURSUANT TO NRS 78.0295 AND 80.007)


1.       The name of the corporation for which the correction is being made is:

                              INTRACO SYSTEMS, INC.

2.       The original document for which the correction is being made is:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

3.       Filing date of the original document: 04/14/1999.

4. Description of incorrect statement and the reason it is incorrect or the manner in which the execution or other formal authentication was defective:

         Article Four, subsection a. currently reads as follows:

         a. 10,000,000 (ten million) shares of Series A Preferred Stock, $0.001 par value (the "Preferred Stock"); and

         The stockholders of the Company intended to approve a class of preferred stock that would have such preferences, rights and limitations as established by the Board of Directors, as described in subsection A of Article Four. The insertion of the words "Series A" preceding the words "Preferred Stock" in the third line of Article Four was a scrivener's error.

5. Correction of the incorrect statement or defective execution or authentication:

         Article Four, subparagraph a. should read in its entirety as follows:

         a. 10,000,000 (ten million) shares of Preferred Stock, $0.001 par value (the "Preferred Stock"); and

6.       Signature:

/s/ ROBERT MARCUS    (Robert Marcus)  Chief Financial Officer  November 21, 2000
------------------------------------  -----------------------  -----------------
       Signature of Officer              Title of Officer             Date

STATE OF FLORIDA

COUNTY OF PALM BEACH



         The foregoing instrument was acknowledged before me this 21st day of November, 2000, by ROBERT MARCUS as Chief Financial Officer of Intraco Systems, Inc. a Nevada corporation, on behalf of the corporation. He/she is PERSONALLY KNOWN TO ME or has produced __________________________________ as identification.



                                           /s/ GALE GORNER
                                           -------------------------------------
                                           (Signature of Notary Public)

                                           Gale Gorner
                                           -------------------------------------
                                           (Typed name of Notary Public)
                                           Notary Public, State of Florida
                                           Commission No. CC895540
                                           My commission expires: March 19, 2001